Exhibit 6.4i

AMENDMENT NUMBER 4 TO THE LOAN AND SECURITY AGREEMENT
AND TO THE LOAN AGREEMENT SCHEDULE

This Amendment Number 4 to the Loan and Security Agreement and to the Loan Agreement Schedule (“Amendment No. 4”) is entered into as of August 1, 2014 by and between ELIO MOTORS, INC., an Arizona corporation with offices at 102 W. El Caminito Drive, Phoenix, AZ 85021 and at 7600 General Motors Boulevard, Shreveport, LA (the “Borrower”) and CH Capital Lending, LLC, a Delaware limited liability company with offices at c/o Fainsbert Mase Brown Gordon & Sussman LLP, 11100 Santa Monica Boulevard – Suite 870, Los Angeles, CA 90025 (together with its successors and assigns, the “Lender”).

RECITALS

A.   Borrower and GemCap Lending I, LLC, a Delaware limited liability company (the “Prior Lender”) are parties to the Loan and Security Agreement dated as of February 28, 2013 (the “Loan Agreement”).

B.   In connection with the Loan Agreement, Borrower executed and delivered to the Prior Lender the (i) Loan Agreement Schedule dated as of February 28, 2013 (the “Loan Schedule”), (ii) Secured Promissory Note (Term Loan) in the principal amount of $9,850,000 dated as of February 28, 2013 (the “Note”), and (iii) other Loan Documents.

C.   Borrower and the Prior Lender are parties to Amendment Number 1 to the Loan and Security Agreement and to the Loan Agreement Schedule dated as of December 24, 2013 (“Amendment No. 1”).

D.   In connection with Amendment No. 1, Borrower executed and delivered to the Prior Lender the Amended and Restated Secured Promissory Note (Term Loan) dated as of December 24, 2013 (the “First Amended Note”).

E.   Borrower and the Prior Lender are parties to Amendment Number 2 to the Loan and Security Agreement and to the Loan Agreement Schedule dated as of February 27, 2014 (“Amendment No. 2”).

F.   In connection with Amendment No. 2, Borrower executed and delivered to the Prior Lender the Second Amended and Restated Secured Promissory Note (Term Loan) dated February 27, 2014 (the “Second Amended Note”).

G.   Borrower and the Prior Lender are parties to Amendment Number 3 to the Loan and Security Agreement and to the Loan Agreement Schedule dated as of May 31, 2014 (“Amendment No. 3”).

H.   In connection with Amendment No. 3, Borrower executed and delivered to the Prior Lender the Third Amended and Restated Secured Promissory Note (Term Loan) dated May 31, 2014 (the “Third Amended Note”).

I.   The Maturity Date under the Loan Agreement and other Loan Documents, as amended through the date hereof, was July 31, 2014.

J.   Prior Lender sold and assigned the Loan Agreement and the other Loan Documents to Lender on August 1, 2014 pursuant to a Loan Purchase Agreement, dated as of August 1, 2014, between Prior Lender and Lender (the “Loan Purchase Agreement”).

K.   Lender is the current lender under the Loan Agreement and owner and holder of the Loan Agreement and the other Loan Documents.

L.   Borrower has requested that Lender extend the Maturity Date to July 31, 2015 and reduce the Term Loan Interest Rate.

M.   As an accommodation to Borrower, Lender has consented to extending the Maturity Date to July 31, 2015 and reducing the Term Loan Interest Rate to ten percent (10%) per annum, subject to the terms and conditions set forth herein.

N.   In consideration of Lender’s consent and accommodation, Borrower has agreed to (i) pay Lender an extension fee of $197,000 (the “Extension Fee”), and (ii) execute and deliver a Fourth Amended and Restated Secured Promissory Note (Term Loan) (the “Fourth Amended Note”) and to pay and all of Lender’s fees, costs and expenses (including Lender’s attorneys’ fees and costs) in respect of the Loan Agreement and the transactions relating to this Amendment No. 4.

O.   Capitalized terms used but not defined herein have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower mutually covenant, warrant and agree as follows:

1.   Amendments.  Subject to Section 2 below, the Loan Agreement and the Loan Schedule, effective as of the date hereof, are amended as follows:

A.   All references to the Prior Lender in the Loan Agreement and the Loan Schedule are hereby changed to mean the Lender.

B.   The definition of “Maturity Date” in Section 1 of the Loan Agreement is hereby deleted and restated in its entirety as follows:

“Maturity Date” means the earlier of (i) July 31, 2015, and (ii) the date Lender may exercise any of its remedies pursuant to the terms hereof.

C.   Section 3(a) of the Loan Schedule is hereby deleted and restated in its entirety as follows:

“(a)           Interest on Loans.  Provided no Event of Default has occurred, (i) for the period from the Closing Date through and including February 28, 2014, interest on the unpaid principal balance of the Term Loan shall be computed on the basis of the actual number of days elapsed and a year of 360 days, and shall accrue at the rate of fifteen percent (15%) per annum, (ii) for the period commencing on March 1, 2014 through and including May 31, 2014, interest on the unpaid principal balance of the Term Loan shall be computed on the basis of the actual number of days elapsed and a year of 360 days, and shall accrue at the rate of twelve percent (12%) per annum, (iii) for the period commencing June 1, 2014 through and including July 31, 2014, interest on the unpaid principal balance of the Term Loan shall be computed on the basis of the actual number of days elapsed and a year of 360 days, and shall accrue at the rate of twenty percent (20%) per annum, and (iv) for the period commencing August 1, 2014 through and including the Maturity Date, interest on the unpaid principal balance of the Term Loan shall be computed on the basis of the actual number of days elapsed and a year of 360 days, and shall accrue at the rate of ten percent (10%) per annum (the “Term Loan Interest Rate”) and shall be payable in accordance with the Term Loan Note.”

D.   The notices to Lender and copies to its counsel set forth in Section 11 of the Loan Schedule are deleted and restated as follows:

If to Lender:

CH Capital Lending, LLC
c/o Fainsbert Mase Brown Gordon & Sussman LLP
11100 Santa Monica Boulevard – Suite 870
Los Angeles, CA 90025
Attn: Stuart Lichter

With a copy to:

Fainsbert Mase Brown Gordon & Sussman, LLP
11100 Santa Monica Boulevard – Suite 870
Los Angeles, CA 90025
Attention:  Jerry A. Brown, Jr., Esq.

2.           Effectiveness.  The effectiveness of this Amendment No. 4 and the Fourth Amended Note is conditioned upon and subject to the receipt by the Lender of each of the following on or before the dates set forth below:

a.           A copy of this Amendment No. 4 duly executed by Borrower and delivered to Lender by e-mail on or before August 1, 2014 with the original of this Amendment No. 4 duly executed by Borrower and delivered to Lender on or before August 5, 2014; and

b.           A copy of the original Fourth Amended Note in the form attached hereto as Exhibit A duly executed by Borrower and delivered to Lender by e-mail on or before August 1, 2014 with the original of the Fourth Amended Note duly executed by Borrower and delivered to Lender on or before August 5, 2014; and

c.           A copy of the original of each Reaffirmation of the Guarantee in the forms attached hereto as Exhibit B duly executed by each Guarantor and delivered to Lender by e-mail on or before August 1, 2014 with the original of each Reaffirmation of Guarantee duly executed by each Guarantor and delivered to Lender on or before August 5, 2014; and

d.           Borrower shall pay to Lender, on or before August 1, 2014, (i) the Extension Fee, (ii) any amounts paid by Lender to Prior Lender, on Borrower’s behalf, in order to close the transactions contemplated by the Loan Purchase Agreement (for example, interest payments, monitoring fees, and legal and appraisal fees that had not been paid by Borrower to Prior Lender, as set forth in the Loan Purchase Agreement), and (iii) all of Lender’s fees, costs and expenses (including Lender’s attorneys’ fees and costs) in respect of the Loan Agreement, the Loan Purchase Agreement, and the transactions relating to the Loan Purchase Agreement and this Amendment No. 4; and

e.           Receipt by Lender on or before August 1, 2014, of a written acknowledgement by Shreveport Business Park, LLC and by the Industrial Development Board of Parish of Caddo, Inc., in the form attached hereto as Exhibit C; and

f.           Receipt by Lender on or before August 1, 2014, of a written consent by the Revitalizing Auto Communities Environmental Response Trust, in the form attached hereto as Exhibit D and the documents executed in connection therewith.

3.           No Defenses or Claims.  Borrower represents and warrants to Lender that, as of the date hereof, Borrower has no claims, setoffs or defenses, nor rights to claims, setoffs or defenses, to the payment or to the performance of Borrower’s obligations under the Third Amended Note, the Loan Agreement or any of the other Loan Documents.

4.           Miscellaneous. Except as herein expressly amended by this Amendment No. 4, all of the terms and provisions of the Loan Agreement, the Loan Schedule, Amendment No 1, Amendment No. 2 and Amendment No. 3 shall continue in full force and effect and the foregoing together with the other Loan Documents are hereby ratified and confirmed by Borrower.  The foregoing is without prejudice to Lender’s rights under the Loan Agreement and the other Loan Documents referred to therein, including, without limitation, the Guarantee and applicable law, all of which rights are hereby expressly reserved.  This Amendment No. 4 may be executed in counterparts and by facsimile or other electronic signatures, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment No. 4 has been duly executed as of the day and year first above written.

BORROWER:

ELIO MOTORS, INC.

By:	/s/ Paul Elio
Name:	Paul Elio
Title:	CEO

LENDER:

CH CAPITAL LENDING, LLC

By: HOLDINGS SPE MANAGER, LLC

Its: Manager
By:	/s/ Stuart Lichter
Stuart Lichter, President

[SIGNATURE PAGE - AMENDMENT NUMBER 4 TO THE LOAN AND SECURITY AGREEMENT AND TO THE LOAN AGREEMENT SCHEDULE]